SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2008

JARDEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On November 19, 2008, the Board of Directors (the “Board”) of Jarden Corporation (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $.01 per share, of the Company (the “Common Stock”). The dividend is payable on December 1, 2008 (the “Record Date”) to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series D Junior Participating Preferred Stock, par value $.01 per share, of the Company (the “Preferred Stock”) at a price of $51.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment, as set forth in the Rights Agreement (as defined below). The description and terms of the Rights are set forth in a Rights Agreement dated as of November 19, 2008, as the same may be amended from time to time (the “Rights Agreement”), between the Company and National City Bank, as Rights Agent (the “Rights Agent”). This summary description of the Rights Agreement is qualified in its entirety by the terms and provisions of the Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference as though fully set forth herein.

As discussed below, initially the Rights will not be exercisable, Right Certificates (as defined below) will not be sent to stockholders and the Rights will automatically trade with the Common Stock.

Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an “Acquiring Person”) has acquired beneficial ownership of 10% or more (or, in the case of certain institutional investors, 15% or more) of the outstanding shares of Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more (or, in the case of certain institutional investors, 15% or more) of the outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate.

The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common

Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on November 19, 2011 (the “Final Expiration Date”), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $10 per share and (b) an amount equal to 1000 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $10 per share (plus any accrued but unpaid dividends) and (b) an amount equal to 1000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two (2) times the exercise price of the Right.

In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two (2) times the exercise price of the Right.

At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board may exchange the Rights (other than Rights owned by such Acquiring Person which will have become void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company’s preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or other preferred stock) equivalent in value thereto, per Right.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock.

At any time prior to the time an Acquiring Person becomes such, the Board may redeem the Rights in whole, but not in part, at a price of $.0001 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner whatsoever. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company’s Board. The Rights should not interfere with any merger or other business combination approved by the Board since the Board may exempt a particular person or group from the definition of Acquiring Person prior to such person or group becoming an Acquiring Person or the Rights may be redeemed by the Company at $.0001 per Right prior to the earlier of (i) the time that a person or group has become an Acquiring Person or (ii) the Final Expiration Date.

Item 3.03	Material Modifications to Rights of Security Holders

The information set forth in Item 1.01 hereof is incorporated by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2008, the Company filed a Certificate of Designation of Series D Junior Participating Preferred Stock with the Secretary of State of the State of Delaware. See the description set forth under Item 1.01 hereof for a more complete description of the rights and preferences of the Series D Junior Participating Preferred Stock. A copy of the Certificate of Designation of Series D Junior Participating Preferred Stock is attached as hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events.

On November 20, 2008, the Company issued a press release announcing the declaration of the Rights and the adoption of the Rights Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

3.1	Certificate of Designation of Series D Junior Participating Preferred Stock.
4.1	Rights Agreement, dated as of November 19, 2008, between Jarden Corporation and National City Bank, as Rights Agent (which includes as Exhibit B thereto the Form of Right Certificate).
99.1	Press release, dated November 20, 2008, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JARDEN CORPORATION

Dated: November 21, 2008	By:	/s/ John E. Capps
	Name:	John E. Capps
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Description

Exhibit Number	Description

3.1	Certificate of Designation of Series D Junior Participating Preferred Stock.

4.1	Rights Agreement, dated as of November 19, 2008, between Jarden Corporation and National City Bank, as Rights Agent (which includes as Exhibit B thereto the Form of Right Certificate).

99.1	Press release, dated November 20, 2008, issued by the Company.